Dean Heller             State of Nevada
Secretary of State      Office of the Secretary of State
                        101 N. Carson St. Ste 3
                        Carson City, Nevada 89701-1786
                        Telephone 702-687-5203
                        Fax 702-687-3471
                        Web site http://sos.state.nv.us

<Stamped: FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JUN 23 1999
No. C21218-98
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE>


    Certificate of Amendment to the Articles of Incorporation
                  For Profit Nevada Corporations
  (Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

1.    Name of corporation: Mega International Health Corp.

2.    The articles have been amended as follows: Article #1

      Name Change to ALTRIMEGA HEALTH CORPORATION.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment: 4,000,000 equals 100%.

4.    Signatures:

/s/ J. C. Kirch                        /s/ Howard Abrams
--------------------------             --------------------------
President or Vice President            Secretary or Asst. Secretary
(Acknowledgement required)             (Acknowledgement not required)

State of Utah
County of Salt Lake

This instrument was acknowledged before me on June 4, 1999, by
Chris Kirch (Name of Person)
as President
as designated to sign this certificate
of Mega International Health Corp.
(Name on behalf of whom instrument was executed)

/s/ Debra S. Brown                                <Notary stamp of
--------------------                               Debra S. Brown,
                                                   State of Utah
                                                   Commission expires:
                                                   December 31, 2002>